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Exhibit 10.16


                                TABLE OF CONTENTS

1.       SUBLEASE/UNDERLYING LEASE ..........................................  1
         1.1   Sublease Intended ............................................  1
         1.2   Effective Date ...............................................  1
2.       DEMISEMENT .........................................................  2
3.       TERM OF SUBLEASE ...................................................  2
4.       BASIC RENTAL/SECURITY DEPOSIT ......................................  2
         4.1   Amount .......................................................  2
         4.2   Electricity ..................................................  2
         4.3.  Contemporaneous Basic Rental and Electrical Charge Payment ...  2
         4.4   Security Deposit .............................................  2
5.       ADDITIONAL RENTAL AND TAXES ........................................  3
         5.1   Amount .......................................................  3
         5.2   Taxes ........................................................  3
6.       COMPLIANCE WITH TERMS OF UNDERLYING LEASE ..........................  3
         6.1   Subject to Underlying Lease ..................................  3
         6.2   Breach by Sublessee ..........................................  4
         6.3   Breach by Landlord ...........................................  4
         6.4   Consent ......................................................  4
7.       USE OF SUB-PREMISES ................................................  4
8.       INSURANCE/ACCIDENTAL DAMAGE OR INJURY ..............................  5
9.       DAMAGE OR DESTRUCTION ..............................................  5
10.      REPAIRS ............................................................  5
11.      ALTERATIONS, ADDITIONS, OR IMPROVEMENTS ............................  5
12.      LIENS ..............................................................  5
13.      ACCESS TO PREMISES .................................................  6
14.      ADVERTISEMENTS .....................................................  6
15.      SALES, ASSIGNMENTS, AND SUBLEASES ..................................  6
         15.1  Assignment or Subletting .....................................  6
         15.2. No Assignment by Operation of Law ............................  6
         15.3  Default ......................................................  6
16.      QUIET ENJOYMENT ....................................................  6
17.      EMINENT DOMAIN .....................................................  6
18.      NO RENEWAL, FIRST REFUSAL OR EXPANSION OPTION ......................  6
19.      DEFAULT BY SUBLESSOR ...............................................  7
20.      DEFAULT BY SUBLESSEE ...............................................  7
         20.1  Right to Terminate ...........................................  7
         20.2. Rental Liability Not Extinguished ............................  7

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         20.3  Deficiency Payment ...........................................  7
21.      INSOLVENCY OR BANKRUPTCY ...........................................  7
22.      TERMINATION AND SURRENDER ..........................................  7
         22.1  Notice .......................................................  7
         22.2  Keys .........................................................  8
         22.3  Acceptance by Sublessor ......................................  8
23.      REMOVAL OF PERSONAL PROPERTY .......................................  8
         23.1  Right ........................................................  8
         23.2. Repairs ......................................................  8
         23.3  Early Termination of Possession ..............................  8
24.      HOLDING OVER .......................................................  8
         24.1  Month-to-Month ...............................................  8
         24.2  Rental Rate ..................................................  8
25.      WARRANTIES REPRESENTATIONS AND COVENANTS ...........................  8
         25.1  By Sublessor .................................................  9
         25.2  By Sublessee ................................................. 10
26.      MISCELLANEOUS ...................................................... 10
         26.1  Interest of Successors ....................................... 10
         26.2  Notices ...................................................... 10
         26.3. Expenses, Costs of Litigation ................................ 11
         26.4. Jurisdiction and Venue ....................................... 11
         26.5. Governing Law ................................................ 11
         26.6. Paragraph Headings ........................................... 11
         26.7. Counterparts ................................................. 11
         26.8. Waiver of Breach ............................................. 11
         26.9  Financial Statements ......................................... 11
27.      DEFINITIONS ........................................................ 12
         27.1  Underlying Lease Definitions ................................. 12
         27.2  Other ........................................................ 12
EXHIBIT A ................................................................... 15
EXHIBIT B ................................................................... 16

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                               SUBLEASE AGREEMENT

     THIS SUBLEASE AGREEMENT (this "Agreement") is made as of the date last below written, by and between DEUTSCHE FINANCIAL SERVICES CORPORATION, a Nevada corporation ("Sublessor") and LIONBRIDGE TECHNOLOGIES, INC., a Delaware corporation ("Sublessee").

     RECITALS: Under lease dated June 17, 1999 (the "Underlying Lease"), of which Exhibit A is a copy, Sublessor has leased for its own use, from BAY COLONY CORPORATE CENTER, LLC ("Landlord"), certain office space (the "Premises"), containing, originally, 22,158 rentable square feet, in the building commonly known as 950 Winter Street, Bay Colony Corporate Center, Waltham, Massachusetts (the "Building"). Pursuant to Paragraph 51 of the Underlying Lease, that certain office space (the "Sub-Premises") commonly known as Suite 2410, described in Exhibit B attached hereto, containing approximately 7,879 rentable square feet, is to be added to the Premises and become subject to the Underlying Lease upon expiration or termination of Sublessee's lease with Landlord, which lease expires August 31, 2002. Sublessor currently has no use for, and Sublessee desires to continue to use and occupy, the Sub-Premises. To that end, the parties desire to enter into a sublease agreement, with respect to the Sub-Premises, defining all rights, duties, and liabilities of the parties hereto. A glossary of defined terms is set forth at Section 27 of this Agreement and reference is made thereto for definition of capitalized terms used herein and not elsewhere defined.

     NOW THEREFORE, in consideration of the mutual covenants contained in this Agreement, the parties agree as follows:

1.   SUBLEASE/UNDERLYING LEASE.

     1.1 Sublease Intended. This Agreement is entered into to create a sublease under the Underlying Lease. Sublessee hereby acknowledges receipt and its review of the Underlying Lease. Notwithstanding anything to the contrary provided in this Agreement, any termination of the Underlying Lease will cause this Agreement (and all tenancies created hereby) to be terminated as of the same time and date that the Underlying Lease is terminated.

     1.2 Effective Date. This Agreement shall not be effective unless and until Sublessor shall have received the written consent of the Landlord, in form and content satisfactory to Sublessor; provided however, that if such consent is not received on or before August 30, 2002 Sublessee may terminate this Agreement upon ten (10) days prior written notice (which notice shall be ineffective if such consent shall be received or waived by Sublessor at any time during such period). Upon such termination, Sublessor shall refund to Sublessee, without interest, all advance Basic Rental, the Electrical Charge and Additional Rental paid pursuant to Sections 4.2, 4.3, and 5.2 and the Security Deposit provided pursuant to Section 4.4

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2.   DEMISEMENT.

     On the Commencement Date, Sublessor shall demise to Sublessee, for the Term, the entire Sub-Premises, including all parking spaces to which Sublessor may be entitled, with respect to the Sub-Premises, under the Underlying Lease. Sublessor shall deliver the Sub-Premises to Sublessee AS IS, WHERE IS and WITH ALL FAULTS (WHETHER APPARENT OR LATENT).

3.   TERM OF SUBLEASE.

     The term of the sublease provided by this Agreement shall begin on September 1, 2002 (the "Commencement Date"), and shall continue through and including August 31, 2006.

4.   BASIC RENTAL/SECURITY DEPOSIT.

     4.1 Amount. During each Lease Year of the Term, Sublessee shall pay to Sublessor, monthly, the following sums ("Basic Rental"):

                  Lease Year              Monthly Basic Rental
                  ----------              --------------------
                      1                       $14,444.83
                      2                        14,773.13
                      3                        15,101.42
                      4                        15,429.71

          All payments of Basic Rental shall be due on the first day of each month, in advance, except as otherwise provided at Section 4.3 hereof. Any partial month during the Term shall be prorated to the number of actual calendar days during such partial month.

     4.2 Electricity. In addition to the Basic Rental, as compensation for electrical service provided to the Sub-Premises and billed to Sublessor, Sublessee shall pay to Sublessor the following amount per month (the "Electrical Charge"): $623.75. All payments of the Electrical Charge accruing on and after the Rental Commencement Date shall be due, in advance, on the due date for each payment of Basic Rental hereunder, except as otherwise provided in Section 4.3 hereof. Any partial month during the Term shall be prorated to the number of actual calendar days during the partial month.

     4.3 Contemporaneous Basic Rental and Electrical Charge Payment. Contemporaneously with execution hereof, Sublessee shall pay to Sublessor Basic Rental and the Electrical Charge for the first month accruing on and after the Rental Commencement Date (i.e. a total of $15,068.58).

     4.4 Security Deposit. Contemporaneously with execution hereof, Sublessee shall pay to Sublessor a security deposit (the "Security Deposit") in the amount of Fourteen

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          Thousand Four Hundred Forty-Four Dollars and 83/100 ($14,444.83) to be
          held to guaranty the faithful performance by Sublessee of all of its obligations under this Agreement. Any interest earned thereon shall be the property of Sublessor. Unless and until Sublessee is in default with respect to any provision hereof, the Security Deposit shall be the property of Sublessee. If Sublessee defaults with respect to any provision of this Agreement, Sublessor may expend the whole or any part of the Security Deposit for the payment of any amount that Sublessor may expend by reason of such default. If any portion or all of the Security Deposit is so used, Sublessee shall, within ten (10) days after demand therefore, deposit cash with Sublessor in an amount sufficient to restore the Security Deposit to its original amount and failure to do so shall be a breach of this Agreement. If Sublessee shall not default under this Agreement, the Security Deposit shall be returned to Sublessee at the end of the Term; provided that Sublessor may retain the Security Deposit until such time as all amounts due from Sublessee hereunder have been paid in full. In the event of a transfer of Sublessor's rights under this Agreement, Sublessor may pay over the Security Deposit to Sublessor's transferee to be held under the terms of this Agreement and Sublessor shall be released from all liability for the return of the Security Deposit. Under no circumstances shall the Security Deposit be interpreted as being part of the Basic or Additional Rental or as liquidated damages.

5.   ADDITIONAL RENTAL AND TAXES.

     5.1 Amount. In addition to the Basic Rental, Sublessee shall pay to Sublessor an amount ("Additional Rental") equal to 26.23% of all Additional Rent payable by Sublessor under the Underlying Lease accruing (after the Rental Commencement Date) under the provisions of Paragraph 1 of the Underlying Lease in excess of Additional Rent payable for calendar lease year 2002. All payments of Additional Rental shall be due on the first Basic Rental due date occurring after the obligation therefore accrues under the Underlying Lease. Sublessor shall reasonably cooperate with Sublessee to afford to Sublessee the benefits of any inspection and audit rights (of Landlord's books and records) that Sublessor shall have under the Underlying Lease. Any partial month during such term shall be prorated to the number of actual calendar days during such partial month.

     5.2 Taxes. In addition to and at the same time as each payment of the Basic Rental, Sublessee shall pay to Sublessor the amount of any rent, excise, sales, or transaction privilege tax (excepting Landlord's income tax) now or hereafter imposed by any taxing authority upon Landlord or Sublessor with respect to Sublessor and Landlord's receipt of the Basic Rental and any other amounts payable by Sublessee pursuant to the terms of this Agreement.

6.   COMPLIANCE WITH TERMS OF UNDERLYING LEASE.

     6.1 Subject to Underlying Lease. This Agreement is subject and subordinate to all of the terms, conditions, and provisions of the Underlying Lease and all exhibits

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          thereto, including without limitation the Building Rules and
          Regulations referred to at Paragraph 19 and Exhibit B of the Underlying Lease. Sublessee will not violate or permit the violation of, and at its cost shall cause the Sub-Premises and Sublessee's activities on or about the Sub-Premises to be in compliance with, the Underlying Lease. Sublessee will cooperate with Sublessor and assist Sublessor in complying with the terms of the Underlying Lease, as it applies to the Sub-Premises and Sublessee's use of common areas. In the event of a conflict between any term, condition or provision of the Underlying Lease and this Agreement, the terms and provisions of this Agreement shall control in all controversies arising between Sublessor and Sublessee and the terms and provisions of the Underlying Lease shall control in all controversies arising between Landlord and Sublessor or Sublessee except as the parties may otherwise have agreed in this Agreement.

     6.2 Breach by Sublessee. If Sublessee or any agent, employee, officer, or invitee of Sublessee takesor fails to take any action which action or inaction results in the breach or violation of the Underlying Lease, Sublessor shall be entitled to injunctive or such other appropriate equitable relief as may be necessary to prevent any violation or breach of the Underlying Lease by Sublessee or its agents employees, officers or invitees, together with all of Sublessor's actual damages occasioned thereby, it being agreed by the parties that any violation or breach of the Underlying Lease would cause irreparable harm to Sublessor.

     6.3 Breach by Landlord. If any obligation of Sublessor under this Agreement is to be performed by Landlord under the Underlying Lease and Landlord fails to perform such obligation, Sublessor shall have no liability to Sublessee hereunder as a result of such failure, except that Sublessor agrees to use commercially reasonable efforts to cause Landlord to perform such obligation. For example, and not by way of limitation, if any service to be provided under this Agreement is to be provided by Landlord under the Underlying Lease and Landlord fails to provide such service, then Sublessor shall have no liability to Sublessee for the failure to provide such service, but Sublessor shall use commercially reasonable efforts to cause Landlord to provide such service.

     6.4 Consent. If any consent or approval is required to be obtained from Sublessor under the provisions of this Agreement prior to the taking of any action on the part of Sublessee, and the Underlying Lease contains a comparable provision requiring the consent of the Landlord before any such action may be taken, then any consent by Sublessor to the taking of such proposed action by the Sublessee shall not be effective until such time, if at all, that Landlord consents to the taking of such action, provided that Sublessor shall promptly seek such consent from Landlord.

7.   USE OF SUB-PREMISES.

     Sublessee shall use the Sub-Premises only for general office use and activities incidental thereto, and for no other purpose. Sublessee shall not use the Sub-Premises for any illegal,

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     immoral, or ultra-hazardous activity, whether within or outside the scope of the business of Sublessee, or any other use prohibited by the Underlying Lease.

8. INSURANCE/ACCIDENTAL DAMAGE OR INJURY. Sublessee shall carry liability insurance in the amount and with Companies as required by Paragraph 15 of the Underlying Lease, with the exception that Sublessee shall maintain commercial general liability insurance including contractual liability coverage, with minimum coverages of $1,000,000 per occurrence with a $2,000,000 general aggregate limit and that Sublessee's current insurer's rating of "A" is acceptable to Sublessor, insuring Sublessee against any claims covered thereby, as if Sublessee were Tenant thereunder. All such policies of insurance shall name both Sublessor and Landlord as additional insureds. Sublessee and Sublessor each hereby release and relieve the other, and waive their entire right of recovery against the other for direct or consequential loss or damage arising out of or incident to the perils covered by property insurance carried by such party, whether due to the negligence of Sublessee or Sublessor or their agents, employees, contractors and/or invitees. If necessary, all property insurance policies required under this Agreement shall be endorsed to so provide.

9. DAMAGE OR DESTRUCTION. The provisions of Paragraph 26 of the Underlying Lease shall apply as if Sublessee were Tenant and Sublessor were Landlord thereunder except that all rights or options granted any party therein shall be exercised not less than ten (10) days prior to the date for exercise thereof provided in the Underlying Lease.

10. REPAIRS. Subject to the obligations of Landlord under the Underlying Lease, unless specified to the contrary in this Agreement, during the Term, Sublessee shall maintain the Sub-Premises in good repair and condition comparable to that on the Commencement Date, except for ordinary wear and tear and damage by casualty.

11. ALTERATIONS, ADDITIONS, OR IMPROVEMENTS. Sublessee shall not make any alteration, addition, improvement, utility installation or repair in, on or about, or to the Sub-Premises or the Building without first obtaining the written consent of Sublessor. All alterations, additions, permanent improvements, utility installations and repairs that shall be made shall be at the sole expense of Sublessee. Sublessee represents and warrants to and covenants with Sublessor that all improvements heretofore installed on the Sub-Premises, as well as any that may be installed from date hereof to the Commencement Date, have been and will be installed with the express written consent of Landlord. At expiration of the Term, unless otherwise indicated in a notice by Sublessor delivered to Sublessee at the time of approval of any alteration, addition or improvement, Sublessee shall at its sole cost and expense: (a) remove (i) all such alterations, additions, permanent improvements and utility installations installed after the Commencement Date and (b) restore the Sub-Premises to their prior condition. If Sublessor shall not require such removal and restoration, all of the same shall become the property of Sublessor and shall remain on and be surrendered with the Sub-Premises as a part thereof at the termination of the Term without disturbance, molestation, or injury.

12. LIENS. Sublessee shall at all times during the Term keep the Sub-Premises free and clear of all liens arising out of any work performed, materials furnished, or obligations incurred by Sublessee.

13. ACCESS TO PREMISES. Sublessee shall allow Landlord, Sublessor, and their agents or employees access to the Sub-Premises in accordance with the provisions of the Underlying Lease.

14. ADVERTISEMENTS. Sublessee shall place no signs or symbols in the windows or doors of the Sub-Premises, or on any exterior part of the Building without Landlord's prior written consent.

15.  SALES, ASSIGNMENTS, AND SUBLEASES.

     15.1 Assignment or Subletting. Except with Sublessor's prior written consent (which consent shall not be unreasonably withheld or delayed), Sublessee shall not assign this Agreement, or sell or sublet the Sub-Premises, or any part thereof or any interest therein other than to any wholly-owned subsidiary of Sublessee. If Sublessee shall request Sublessor's consent to any assignment or subletting, Sublessee shall pay a $500 processing fee; and, if Sublessor shall consent thereto, Sublessee shall reimburse Sublessor for its direct out of pocket costs associated with such assignment or subletting (including reasonable attorney's fees and costs).

     15.2. No Assignment by Operation of Law. Neither this Agreement nor any rights hereunder shall be assigned by operation of law.

     15.3 Default. Any act in violation of this Section 15 shall be deemed a default by Sublessee, entitling Sublessor (if Sublessor so elects) to reenter pursuant to Section 20 hereof.

16. QUIET ENJOYMENT. If Sublessee performs the terms of this Agreement, Sublessor will warrant and defend Sublessee in the enjoyment and peaceful possession of the Sub-Premises during the term of this Agreement without any interruption by Sublessor or any person rightfully claiming under Sublessor. If any act or omission of Sublessor shall (or, with the passage of time will) constitute an "Event of Default" under Paragraph 25 of the Underlying Lease and that Event of Default will endanger Sublessee's enjoyment and peaceable possession of the Sub-Premises, then, upon reasonable notice to Sublessor, Sublessee may take any reasonable action to prevent or cure such Event of Default.

17. EMINENT DOMAIN. In the event that the Sub-Premises or any part of the Sub-Premises shall be taken under an eminent domain proceeding or sold to the condemning authority to prevent taking, the provisions of Paragraph 22 of the Underlying Lease shall apply in all respects as if Sublessee were Tenant and Sublessor were Landlord thereunder.

18. NO RENEWAL, FIRST REFUSAL OR EXPANSION OPTION. Sublessee shall have no right to exercise any option that Sublessor may have to renew the Underlying Lease, or any rights of first refusal or expansion that may be granted to Sublessor under the Underlying Lease.

19. DEFAULT BY SUBLESSOR. If Sublessor shall fail or neglect to perform under any material obligation to be performed by it under this Agreement, Sublessee may terminate this Agreement upon not less than thirty (30) days prior written notice to Sublessor unless Sublessor has promptly undertaken cure of such default during such period, is continuously pursuing such cure and such default shall be curable within a reasonable time after expiration of such thirty (30) day period.

20.  DEFAULT BY SUBLESSEE.

     20.1 Right to Terminate. If (a) any rents reserved or other sum payable by Sublessee hereunder, or any part thereof, shall be unpaid when they shall become due and remain so five (5) days after written notice thereof from Sublessor to Sublessee; or (b) Sublessee violates or defaults in any of the obligations under this Agreement and the same remains uncured ten (10) days after written notice thereof from Sublessor to Sublessee, then, in either such event, Sublessor may terminate this Agreement and reenter the Sub-Premises unless, solely upon occurrence of an event described at (b) above, Sublessee has both promptly undertaken and is diligently and continuously pursuing cure of such default and such default shall be curable within a reasonable time after expiration of such ten (10) day period, but not to exceed thirty (30) days.

     20.2. Rental Liability Not Extinguished. In spite of any reentry pursuant to Section 20.1 hereof, the liability of Sublessee for the rent shall not be extinguished for the balance of the term of this Agreement, and Sublessee shall pay to Sublessor any deficiency arising from a reentry and reletting of the Sub-Premises at a reduced rental, including all reasonable out of pocket costs of re-entry and re-letting and any late charges or interest imposed by Landlord resulting from Sublessee's default. Notwithstanding the foregoing, to the extent required by applicable law, Sublessor shall remain obligated to use all reasonable efforts to mitigate such damages by attempting to relet the Sub-premises.

     20.3 Deficiency Payment. Sublessee shall pay any deficiency on the first day of the month immediately following the month in which the amount of such deficiency is ascertained by Sublessor.

21. INSOLVENCY OR BANKRUPTCY. If either Sublessee becomes insolvent, voluntarily bankrupt, if an involuntary bankruptcy petition shall be filed against Sublessee which remains undismissed for sixty (60) days thereafter, or if a receiver, assignee, or other liquidating officer is appointed for Sublessee or any of Sublessee's assets, then Sublessor may terminate this Agreement at the sole option of Sublessor.

22.  TERMINATION AND SURRENDER.

     22.1 Notice. Sublessee shall surrender the demised Sub-Premises: (i) in the event of a default by Sublessee, after the notice provided at Section
          20.1 hereof; (ii) in the event that this Agreement shall be terminated under Section 21 hereof, upon the effective date of such termination; and (iii) in any other event, on the last day of the Term.

     22.2 Keys. Sublessee shall, at the expiration of the Term, surrender to Sublessor all keys to the Sub-Premises.

     22.3 Acceptance by Sublessor. If Sublessee shall surrender the Sub-Premises at the election of Sublessee, the liability for all duties and obligations required of Sublessee under this Agreement shall continue until such surrender shall have been accepted by Sublessor in writing.

23.  REMOVAL OF PERSONAL PROPERTY.

     23.1 Right. Sublessee shall have the right to remove without Sublessor's consent all personal property, trade fixtures, and office equipment installed by Sublessee and not attached to the Sub-Premises, provided that those items can be removed without serious damage to the Building or the Sub-Premises. Sublessee shall have the right to remove any of the foregoing described property which is attached to the Sub-Premises (under the same restrictions regarding damage) without the Sublessor's consent only if Sublessor shall have consented to such removal at the time the same was installed.

     23.2. Repairs. Any and all holes or damages to the Building or the Sub-Premises caused by removal of any items removable pursuant to
          Section 23.1 shall be promptly restored or repaired by Sublessee, at its sole expense.

     23.3 Early Termination of Possession. If Sublessor reenters or retakes possession of the Sub-Premises prior to expiration of the term provided in this Agreement, Sublessor shall have the right, but not the obligation, to remove from the Sub-Premises all personal property located therein belonging to Sublessee, and may place such property in storage in a public warehouse at the sole expense and risk of Sublessee.

24.  HOLDING OVER.

     24.1 Month-to-Month. Any holding over at the expiration of the Term with the consent of Sublessor shall be on a month-to-month basis, which tenancy may thereafter be terminated as provided by the laws of the state in which the Sub-Premises are located.

     24.2 Rental Rate. During any holdover tenancy, Sublessee shall both: (i) pay rental at the rate payable by Sublessor in the case of holdover tenancy under the Underlying Lease; and (ii) shall be bound by all the terms and conditions of this Agreement.

25.  WARRANTIES REPRESENTATIONS AND COVENANTS.

     25.1 By Sublessor. Sublessor represents, warrants and/or covenants with the Sublessee as follows, which said warranties, representations and/or covenants are a material inducement for the Sublessee to enter into this Agreement:

     (a) The Underlying Lease is in full force and effect as of the Effective Date, the Sublessor has performed fully all of its material duties and obligations arising under the Underlying Lease as of the Effective Date and Sublessor has no actual knowledge of any material breach thereof by Landlord;

     (b) There are no pending claims that the Landlord has asserted against the Sublessor, nor, to the best of Sublessor's knowledge, which have been threatened by the Landlord, arising under the Underlying Lease or the Sublessor's performance of its obligations thereunder;

     (c) Sublessor shall forward to Sublessee, immediately upon receipt, any notices that it may receive from the Landlord or any third party with regard to the Sub-Premises or the Underlying Lease.

     (d) To Sublessor's knowledge, the Sub-Premises are, and on the Commencement Date shall be, in compliance with all applicable laws, including, without limitation the Americans With Disabilities Act. As used in this Subsection (d) "knowledge" shall mean the actual knowledge of Sublessor's Senior Vice President of Corporate Real Estate without investigation or inquiry.

     (e) Sublessor has and will during the term of this Sublease Agreement retain all necessary legal and corporate right, interest, title, power, and authority to enter into and perform all of its obligations and to grant all of the rights Sublessor granted in this Sublease Agreement.

     (f) This Agreement is enforceable against Sublessor in accordance with its terms (except to the extent that such enforcements may be subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws of general application and except to the extent that the availability of equitable remedies including specific performance and injunctive relief may be subject to equitable defenses and the discretion of the court before which any proceeding therefore may be brought), and it has not and will not commit any act or enter into any agreement or understanding or assume any obligation with any party which is inconsistent or in conflict with or will present a conflict of interest with, this Agreement, any rights granted by Sublessor, or any of Sublessor's obligations hereunder.

     (g) Except with Sublessor's prior written consent, Sublessor shall not hereafter amend or modify the Underlying Lease in any manner that would materially and adversely affect Sublessee's tenancy contemplated by this Agreement.

     25.2 By Sublessee. Sublessee represents, warrants and/or covenants with the Sublessor as follows, which said warranties, representations and/or covenants are a material inducement for the Sublessor to enter into this Agreement:

     (a) Sublessee has and will during the term of this Sublease Agreement retain all necessary legal and corporate right, interest, title, power, and authority to enter into and perform all of its obligations and to grant all of the rights Sublessee granted in this Sublease Agreement,

     (b) This Agreement is enforceable against Sublessee in accordance with its terms (except to the extent that such enforcements may be subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws of general application and except to the extent that the availability of equitable remedies including specific performance and injunctive relief may be subject to equitable defenses and the discretion of the court before which any proceeding therefore may be brought), and it has not and will not commit any act or enter into any agreement or understanding or assume any obligation with any party which is inconsistent or in conflict with or will present a conflict of interest with, this Agreement, any rights granted by Sublessee, or any of its obligations hereunder.

26.  MISCELLANEOUS.

     26.1 Interest of Successors. The covenants and agreements of this Agreement shall be binding on the successors and assigns of Sublessor and on the successors and permitted assigns of Sublessee.

     26.2 Notices. Any notice, request, demand, waiver, consent, approval or other communication which is required or permitted hereunder shall be in writing and shall be deemed given:

          If to Lessee, to:

                           Deutsche Financial Services Corporation
                           655 Maryville Centre Drive
                           St. Louis, Missouri 63141
                           Attention: Director of Corporate Real Estate
                           Telecopy: (314) 523-3785

          If to Sublessee, to:

                           Lionbridge Technologies, Inc.
                           950 Winter Street
                           Suite 2410
                           Waltham, MA 02451
                           Attention: Kevin Bothwell
                           Telecopy: (781) 434-6974
          or such other address or telecopy number as such parties may hereafter specify by notice to the other party. Each such notice, request or other communication shall be effective (i) if given by telecopy, when such telecopy is transmitted to the telecopy number specified in this
          Section 26.2 and the appropriate acknowledgment of receipt of such telecopy is received, or (ii) if given by any other means, when delivered at the address specified in this Section 26.2. Failure or delay in delivering copies of any notice, request, demand, waiver, consent, approval or other communication to persons designated above to receive copies shall in no way adversely affect the effectiveness thereof.

     26.3. Expenses, Costs of Litigation. The parties agree that each of them will be responsible for and bear all of its own costs and expenses in connection with this Sublease, including, without limitation, all attorneys, accountants, or other professional fees incurred by it. The parties agree that no broker or finder is or will be due any fee or other compensation in connection with the Sublease, except the fees payable to Equis, whose fee will be paid by Sublessor. If any legal action is instituted to enforce this Agreement, or any part of this Agreement, the prevailing party shall be entitled to recover reasonable attorney fees and court costs from the other party.

     26.4. Jurisdiction and Venue. The parties agree that any judicial action with respect to this Agreement shall be brought in a state or federal court located in the state where the Sub-Premises are located, (ii) consent to jurisdiction of such courts; and (iii) agree that the state in which the Sub-Premises are located shall be the sole and exclusive venue for any such judicial action, thereby waiving any and all objections to such venue.

     26.5. Governing Law. It is agreed that this Agreement shall be governed by, construed, and enforced in accordance with the internal laws of the State in which the Sub-Premises are located.

     26.6. Paragraph Headings. The titles to the sections of this Agreement are solely for the convenience of the parties and shall not be used to explain, modify, simplify, or aid in the interpretation of the provisions of this sublease Agreement.

     26.7. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute but one and the same instrument.

     26.8. Waiver of Breach. The waiver of any of the provisions of this Agreement by any party shall be limited to the particular instance involved and shall not be deemed to waive any other rights of the same or any other terms of this Agreement.

     26.9 Financial Statements. Within ninety (90) days after the end of each of Sublessor's fiscal years, Sublessee shall provide to Sublessor a reasonably detailed balance sheet as of the end of, and reasonably detailed profit and loss statement covering Sublessee's operation for, such fiscal year certified by an independent certified public accountant reasonably satisfactory to Sublessor.

27.  DEFINITIONS.

     27.1 Underlying Lease Definitions. As used in this Agreement, capitalized terms which are not defined herein but are defined in the Underlying Lease shall have the same respective meanings as in the Underlying Lease.

     27.2 Other. As used in this Agreement, the following terms shall have the following respective meanings:

          "Additional Rental" shall have the meaning provided in Section 5.1.

          "Approved Improvements" shall have the meaning provided in Section 11.

          "Basic Rental" shall have the meaning provided in Section 4.1.

          "Building" shall have the meaning provided in the introductory paragraph of this Agreement.

          "Commencement Date" shall have the meaning provided in Section 3.

          "Furnishings" shall have the meaning provided in Section 2.2.

          "Lease Year" a twelve (12) month period commencing September 1 and ending upon the following August 31.

          "Security Deposit" shall have the meaning provided in Section 4.3.

          "Sub-Premises" shall have the meaning provided in the introductory paragraph of this Agreement.

          "Term" shall mean the term provided at Section 3, including any extension or renewal thereof.

          "Underlying Lease" shall have the meaning provided in the introductory paragraph of this Agreement.

     IN WITNESS WHEREOF, each party to this Agreement has caused the same to be executed as of July 18, 2002.

SUBLESSOR:                                 SUBLESSEE:

DEUTSCHE FINANCIAL SERVICES                LIONBRIDGE TECHNOLOGIES, INC.
CORPORATION

By: /s/ Betsey Shubert                     By: /s/ Stephen J. Lifshatz
    ----------------------------------         ---------------------------------
Name: Betsey Shubert                       Name: Stephen J. Lifshatz
      --------------------------------           -------------------------------
Title: Director, Corporate Real Estate     Title: Senior Vice President
       -------------------------------            ------------------------------

                                    EXHIBIT A

                                UNDERLYING LEASE
                                ----------------

                                    EXHIBIT B

                                THE SUB-PREMISES
                                ----------------